CERTIFICATIONS PURSUANT TO SECTION 906

EX-99.906CERT

CERTIFICATION

Matthew T. Hinkle, Chief Executive Officer, and Vivek Pai, Principal Financial Officer of Legg Mason ETF Investment Trust – Royce Quant Small-Cap Quality Value ETF (the “Registrant”), each certify to the best of their knowledge that:

1.    The Registrant’s periodic report on Form N-CSR for the period ended March 31, 2022 (the “Form N-CSR”) fully complies with the requirements of section 15(d) of the Securities Exchange Act of 1934, as amended; and

2.    The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Chief Executive Officer	Principal Financial Officer
Legg Mason ETF Investment Trust -	Legg Mason ETF Investment Trust -
Royce Quant Small-Cap Quality Value ETF	Royce Quant Small-Cap Quality Value ETF

/s/ Matthew T. Hinkle	/s/ Vivek Pai
Matthew T. Hinkle	Vivek Pai
Date: May 25, 2022	Date: May 25, 2022

This certification is being furnished to the Securities and Exchange Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR with the Commission.